UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 16, 2012

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2007 Enterprise Avenue

League City, Texas 77573

(Address of principal executive offices)

Telephone – (281) 538-5938

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, Gregory Williams gave notice to us that, for personal reasons, he would not be standing for re-election to the Board of Directors at our Annual Meeting of Stockholders to be held on May 22, 2012, and accordingly, his term as a director ended on May 22, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2012, we held our Annual Meeting of Stockholders for the following purposes:

(1) To elect nominees to our Board of Directors, including Thomas Lapinski, John Brda, Ken Danneberg and Wayne Turner;

(2) To ratify the appointment of Calvetti, Ferguson & Wagner, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named nominees to the Board were elected and the appointment of Calvetti, Ferguson & Wagner, P.C. was ratified.  There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, April 10, 2012:	14,789,815

Total Voting Shares of Common Stock Present Either by Proxy or in Person:	10,960,414

Item 1:

Election of Directors

	FOR	WITHHELD
Thomas Lapinski	9,724,084	285,700
John A. Brda	9,724,084	285,700
Kenneth I. Danneberg	9,724,084	285,700
Wayne Turner	9,724,084	285,700

Additionally, there was a total of 950,630 broker non-votes for the election of directors.

Item 2:

Ratification of appointment of Calvetti, Ferguson & Wagner, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2012

Votes for:	10,664,714
Votes against:	0
Votes abstained:	295,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: May 22, 2012	By: /s/ Thomas Lapinski
Thomas Lapinski
Chief Executive Officer

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